EXHIBIT ITEM 24(b)(4)(a)

                    FORM OF VARIABLE ANNUITY CONTRACT - D601

[logo]PHOENIX                                                 EXECUTIVE OFFICES:
                                                              ONE AMERICAN ROW
                                                              HARTFORD, CT 06102
--------------------------------------------------------------------------------

Primary Annuitant:  John Doe                             35 Male  :Age and Sex

  Contract Number:  13000000                   December 12, 1994  :Contract Date

  Initial Premium:  $10,000.00                      July 1, 2029  :Maturity Date


Dear Contract Owner:

Thank you for purchasing this annuity contract from PHL Variable Insurance Company.

One of our corporate objectives is to ensure that you receive the benefits to which you are entitled. We agree to pay the benefits of this contract in accordance with its provisions.

IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE PLUS ANY CHARGES MADE UNDER THIS CONTRACT. IT MAY BE RETURNED TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                    PHL Variable Insurance Company
                    Variable Products Operations
                    101 Munson Street
                    P.O. Box 942
                    Greenfield, MA  01302-0942

THE CONTRACT VALUE WILL BE DETERMINED AS OF THE NEAREST VALUATION DATE FOLLOWING RECEIPT OF THE RETURNED CONTRACT AT OUR VARIABLE PRODUCTS OPERATIONS.

This contract provides for the payment of a 10-year period certain variable monthly life annuity. Other options are available and may be elected prior to the Maturity Date. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Subaccounts. The annuity payments will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period.

Signed for PHL Variable Insurance Company at its Main Administrative Office: One American Row, Hartford, Connecticut 06115.

                                Sincerely yours,

                         PHL VARIABLE INSURANCE COMPANY





                Secretary                                Chief Executive Officer
                                    Registrar

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY
ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE
PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.


D601

                                  SCHEDULE PAGE

Primary Annuitant:  John Doe                             35 Male  :Age and Sex

  Contract Number:  13000000                   December 12, 1994  :Contract Date

  Initial Premium:  $10,000.00                      July 1, 2029  :Maturity Date


Contingent Annuitant: None

Owner: John Doe

Beneficiaries: As Stated in the Application or as Later Changed.

Subsequent Premiums: Flexible

Payment Intervals: Flexible

                                 SUBACCOUNT FEES

Mortality and Expense Risk Fee on Contract Date: .00342% (Based on an Annual Rate of 1.25%)

Daily Administrative Fee: .00034% (Based on an Annual Rate of .125%)

Daily Tax Fee: .0000% or Such Greater Amount as May Be Assessed as a Result of a
                Change in Tax Laws.

Premium Tax: .000% of Each Premium Paid.

Annual Administrative Charge: $35

Transfer Charge: No charge will be imposed in respect to transfers among and between Subaccounts and the Guaranteed Interest Accounts. We reserve the right to impose a Transfer Charge in instances where more than six transfers of the value of a Participant Account are made between or among the Subaccounts and the Guaranteed Interest Accounts during a Contract Year, upon written prior notice to the Owner. In no event, however, will such Transfer Charge exceed $20 per transaction.

Contingent Deferred Sales Charge: See Part 5 for a Description of How this Charge Is Determined.

                         SUBACCOUNT ALLOCATION SCHEDULE

              Money Market Subaccount #122             100.00%


D601

  Annuitant: John Doe                             13000000  :Contract Number

                          SEPARATE ACCOUNT SUBACCOUNTS
 ----                                                                     ----
|                                                                             |
|                         FUND: THE PHOENIX EDGE SERIES FUND                  |
|                                                                             |
|  MONEY MARKET           The investment objective of the Money Market        |
|                         Subaccount is to provide maximum current income     |
|                         consistent with capital preservation and liquidity. |
|                         The Money Market Subaccount invests exclusively in  |
|                         high quality money market instruments.              |
|                                                                             |
|  GROWTH                 The investment objective of the Growth Subaccount   |
|                         is to achieve intermediate and long-term growth of  |
|                         capital, with income as a secondary consideration.  |
|                         The Growth Subaccount invests principally in common |
|                         stocks of corporations believed by management to    |
|                         offer growth potential.                             |
|                                                                             |
|  MULTI-SECTOR           The investment objective of the Multi-Sector        |
|  FIXED INCOME           Sub-Account is to seek long-term total return by    |
|  (MULTI-SECTOR)         investing in a diversified portfolio of fixed       |
|                         income securities market sectors encompassing       |
|                         high yield (high risk) and high quality fixed       |
|                         income securities.                                  |
|                                                                             |
|  STRATEGIC              The investment objective of the Allocation          |
|  ALLOCATION             Subaccount is to realize as high a level of total   |
|  (ALLOCATION)           rate of return over an extended period of time as   |
|                         is considered consistent with prudent investment    |
|                         risk.                                               |
|                                                                             |
|  INTERNATIONAL          The investment objective of the International       |
|                         Subaccount is to seek a high total return           |
|                         consistent with reasonable risk. It intends to      |
|                         reduce its risk by engaging in hedging              |
|                         transactions involving options, futures contracts   |
|                         and foreign currency transactions. The              |
|                         International Subaccount intends to invest          |
|                         primarily in an internationally diversified         |
|                         portfolio of equity securities. The International   |
|                         Portfolio provides a means for investors to invest  |
|                         a portion of their assets outside the United        |
|                         States.                                             |
|                                                                             |
|  BALANCED               The investment objectives of the Balanced           |
|                         Subaccount are reasonable income, long-term         |
|                         capital growth and conservation of capital.         |
|                                                                             |
|  REAL ESTATE            The investment objective of the Real Estate         |
|  SECURITIES             Subaccount is to seek capital appreciation and      |
|  (REAL ESTATE)          income with approximately equal emphasis. It        |
|                         intends under normal circumstances to invest in     |
|                         marketable securities of publicly traded Real       |
|                         Estate Investment Trusts (REITs) and companies      |
|                         that operate, develop, manage and/or invest in      |
|                         real estate located primarily in the United States. |
|                                                                             |
|  STRATEGIC              The investment objective of the Theme               |
|  THEME                  Subaccount is to seek long-term appreciation of     |
|                         capital. It seeks to identify securities (THEME)    |
|                         benefiting from long-term trends present in the     |
|                         United States and abroad. The Theme Subaccount      |
|                         intends to invest primarily in common stocks        |
|                         believed to have substantial potential for capital  |
|                         growth. Since many trends may be early in their     |
|                         development and no history of industry growth       |
|                         patterns are available, securities owned may        |
|                         present a high degree of risk.                      |
|                                                                             |
|  ABERDEEN NEW ASIA      The investment objective of the Asia Subaccount is  |
|  (ASIA)                 to seek long-term capital appreciation. The Asia    |
|                         Subaccount will invest primarily in a diversified   |
|                         portfolio of equity securities of issuers located   |
|                         in at least three different countries throughout    |
|                         Asia, excluding Japan.                              |
|                                                                             |
 ----                                                                     ----


D601

   Annuitant: John Doe                            13000000  :Contract Number

 ----                                                                     ----
|                         SEPARATE ACCOUNT SUBACCOUNTS (continued)            |
|                                                                             |
|                         FUND: THE PHOENIX EDGE SERIES FUND (continued)      |
|                                                                             |
|  RESEARCH ENHANCED      The investment objective of the Enhanced Index      |
|  INDEX (ENHANCED        Subaccount is to seek high total return by          |
|  INDEX)                 investing in a broadly diversified portfolio of     |
|                         equity securities of large and medium               |
|                         capitalization companies within market sectors      |
|                         reflected in the S&P 500. It is intended that the   |
|                         Subaccount will invest in a portfolio of            |
|                         undervalued common stocks and other equity          |
|                         securities which appear to offer growth potential   |
|                         and an overall volatility of return similar to      |
|                         that of the S&P 500.                                |
|                                                                             |
|  PHOENIX-ENGEMANN       The investment objective of the Nifty Fifty         |
|  NIFTY FIFTY            Subaccount is to achieve long-term capital          |
|  (NIFTY FIFTY)          appreciation by investing in approximately          |
|                         50 different securities which offer the best        |
|                         potential for long-term growth of capital. At       |
|                         least 75% of the Subaccount's assets will be        |
|                         invested in common stocks of high quality growth    |
|                         companies. The remaining portion will be invested   |
|                         in common stocks of small corporations with         |
|                         rapidly growing earnings per share or common        |
|                         stocks of small corporations with rapidly growing   |
|                         earnings per share or common stocks believed to be  |
|                         undervalued.                                        |
|                                                                             |
|  SENECA MID-CAP         The investment objective of the Seneca Mid-Cap      |
|  GROWTH (SENECA         Subaccount is to seek capital appreciation          |
|  MID-CAP)               primarily through investments in equity securities  |
|                         of companies that have the potential for            |
|                         above-average market appreciation. The Subaccount   |
|                         seeks to outperform the Standard & Poor's Mid-Cap   |
|                         400 Index.                                          |
|                                                                             |
|  PHOENIX GROWTH         The investment objective of the Growth & Income     |
|  AND INCOME             Subaccount is to seek dividend growth, current      |
|  (GROWTH                income and capital appreciation by investing in     |
|  & INCOME)              common stocks. The Subaccount seeks to achieve its  |
|                         objective by selecting securities primarily from    |
|                         equity securities of the 1,000 largest companies    |
|                         traded in the United States, ranked by market       |
|                         capitalization.                                     |
|                                                                             |
|  PHOENIX VALUE          The primary investment objective of the Value       |
|  EQUITY (VALUE)         Subaccount is to seek long-term capital             |
|                         appreciation with a secondary investment objective  |
|                         of current income by investing in a diversified     |
|                         portfolio of common stocks that meet certain        |
|                         quantitative standards that indicate above average  |
|                         financial soundness and intrinsic value relative    |
|                         to price.                                           |
|                                                                             |
|  SCHAFER MID-CAP        The primary investment objective of the Schafer     |
|  VALUE (SCHAFER         Mid-Cap Subaccount is long-term capital             |
|  MID-CAP)               appreciation with current income as the secondary   |
|                         investment objective. The Subaccount will invest    |
|                         in securities which are believed to offer the       |
|                         possibility of increase in value, those common      |
|                         stocks of established companies having a strong     |
|                         financial position and a low stock market           |
|                         valuation at the time of purchase.                  |
|                                                                             |
 ----                                                                     ----


D601

   Annuitant: John Doe                            13000000  :Contract Number

 ----                                                                     ----
|                                                                             |
|                         SEPARATE ACCOUNT SUBACCOUNTS (continued)            |
|                                                                             |
|                         FUND: WANGER ADVISORS TRUST                         |
|                                                                             |
|  WANGER U.S. SMALL      The investment objective of the U.S. Small Cap      |
|  CAP (U.S. SMALL CAP)   Subaccount is to provide long-term growth. The      |
|                         U.S. Small Cap Subaccount will invest primarily in  |
|                         securities of U.S. companies with a total common    |
|                         stock market cap of less than $1 billion.           |
|                                                                             |
|  WANGER                 The investment objective of the International       |
|  INTERNATIONAL          Small Cap Subaccount is to provide long-term        |
|  SMALL CAP              growth. The International Small Cap Subaccount      |
|  (INTERNATIONAL         will invest primarily in securities of non-U.S.     |
|  SMALL CAP)             companies with a total common stock market cap of   |
|                         less than $1 billion.                               |
|                                                                             |
|                         FUND: TEMPLETON VARIABLE PRODUCTS SERIES FUND:      |
|                                                                             |
|  TEMPLETON STOCK        The investment objective of the Templeton Stock     |
|                         Subaccount is to seek capital growth through a      |
|                         policy of investing primarily in common stocks      |
|                         issued by companies, large and small in various     |
|                         nations throughout the world.                       |
|                                                                             |
|  TEMPLETON              The investment objective of the Templeton Asset     |
|  ASSET                  Allocation Subaccount is to seek a high level of    |
|  ALLOCATION             total return through a flexible policy of           |
|                         investing in stocks of companies in any nation,     |
|                         debt obligations of companies and governments of    |
|                         any nation, and in money market instruments. The    |
|                         mix of investments among these market segments      |
|                         will be adjusted in an attempt to capitalize on     |
|                         total return potential produced by changing         |
|                         economic conditions throughout the world.           |
|                                                                             |
|  TEMPLETON              The investment objective of the Templeton Internal  |
|  INTERNATIONAL          Subaccount is to seek long-term capital growth      |
|                         through flexible policy of investing in stocks and  |
|                         debt obligations of companies and governments       |
|                         outside the United States. Any income realized      |
|                         will be incidental. Although the fund generally     |
|                         invests in common stock, it may also invest in      |
|                         preferred stocks and certain debt securities such   |
|                         as convertible bonds which are rated in any         |
|                         category by S&P or Moody's or which are unrated by  |
|                         any rating agency.                                  |
|                                                                             |
|  TEMPLETON              The investment objective of the Templeton           |
|  DEVELOPING             Developing Markets Subaccount is to seek long-term  |
|  MARKETS                capital appreciation by investing in equity         |
|                         securities of issuers in countries having           |
|                         developing markets.                                 |
|                                                                             |
 ----                                                                     ----

D601

Annuitant: John Doe                                   13000000  :Contract Number

GUARANTEED                The Guaranteed Interest Account is not part of the
INTEREST ACCOUNT          Separate Account. We reserve the right to limit
                          cumulative premiums made to the Guaranteed
                          Interest Account during any one-week period to not more than $250,000. It is accounted for as part of our General Account. We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as we shall determine but in no event will the effective annual rate of interest be less than 4%. On the last working day of each calendar week we will set the interest rate that will apply to any premium made to the Guaranteed Interest
                          Account during the following calendar week. That rate will remain in effect for such premiums, or their resulting adjusted premiums, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any premiums or adjusted premiums whose guarantee has just ended shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such adjusted premiums for a subsequent guarantee period of one full year.












D601

Annuitant:                                                      :Contract Number


                          GUARANTEED INTEREST ACCOUNTS

GUARANTEED                The GIA account with 1-year guarantee is
INTEREST ACCOUNT          accounted for as part of our General Account. We
WITH 1-YEAR               will credit interest daily on any amounts held
GUARANTEE                 under this account at such rates as we shall
(GIA)                     determine, but in no event will the effective
                          annual rate of interest be less than 4%. At least once each month we will set the interest rate that will apply until new rates are set for deposits and transfers made to this account. That applicable rate will remain in effect for one year for any such deposits or transfers made to this account during that time. Upon expiry of the 1-year guarantee period, the new effective interest rate for the 1-year guarantee period will be the same as that which applies for new deposits to this account. This new rate will also remain in effect for a subsequent guarantee period of one year. We reserve the right to limit cumulative deposits made to this account during any one week period to no more than $250,000. No market value adjustment is applied to withdrawals from the GIA account.

MARKET VALUE              The MVA account provides four choices of interest
ADJUSTED GUARANTEED       rate guarantee periods: 3-year, 5-year, 7-year,
INTEREST ACCOUNT          and 10-year. The MVA account is accounted for as
(MVA)                     a non-unitized separate account. We will credit
                          interest daily on any amounts held under this account at such rates as we shall determine, but in no event will the effective annual rate of interest be less than 3%. At least once each month we will set interest rates that will apply for each of these Guarantee Periods until new rates are set for deposits and transfers made to each of these accounts. The applicable rate will remain in effect until the end of the Guarantee
                          Period selected by you, the Contract Owner. Upon expiry of the selected Guarantee Period, unless you elect to transfer funds to another Guarantee
                          Period or Sub-account, or elect to withdraw funds, we will begin another Guarantee Period of the same duration as the one that just ended, and will credit interest at the then current rate for that new Guarantee Period. If your original
                          Guarantee Period is no longer available or if you choose a Guarantee Period that is no longer available we will use the Guarantee Period with the next longest duration. To the extent permitted by law, we reserve the right to discontinue Guarantee Periods and to offer other
                          Guarantee Periods that differ from those available at the time your contract was issued.
                          Any withdrawals or transfers from the MVA will be subject to a market value adjustment, except that funds may be withdrawn or transferred from this account without a market value adjustment in the 30-day Window period from 15 days before to 15 days after the Guarantee Period expiry date. We reserve the right to limit cumulative deposits made to any one of these accounts during any one-week period to not more than $250,000.

D601

                             TABLE OF CONTENTS

PART                                                       PAGE
---------------------------------------------------------------

SCHEDULE PAGES
POLICY SUMMARY

TABLE OF CONTENTS

1.  DEFINITIONS..............................................1

2.  ABOUT THE POLICY.........................................2
      Effective Date of Insurance............................2
      Entire Contract........................................2
      Dividends..............................................2
      Revised Schedule Pages.................................2
      Contestability.........................................3
      Suicide Exclusion......................................3
      Termination............................................3
      Misstatement of Age or Sex.............................3
      Annual Reports.........................................4
      Minimum Policy Value...................................4

3.  RIGHTS OF OWNER..........................................4
      Who Is the Owner.......................................4
      The Rights of the Owner................................4
      Assignments............................................5
      How to Change the Owner................................5

4.  PREMIUMS.................................................6
      Premium Payments.......................................6
      Premium Deductions.....................................6
      Premium Flexibility....................................6
      Total Premium Limit....................................6
      Grace Period and Lapse.................................7
      Lapse Following Younger
       Insured's Age 100.....................................7
      Reinstatement..........................................8

5.  POLICY VALUES............................................8
      Basis of Calculations..................................8
      Policy Value...........................................9
      Interest Rate..........................................9
      Monthly Deduction.....................................10
      Cost of Insurance.....................................10
      Cost of Insurance Rates...............................10

6.  LIFETIME BENEFITS.......................................11
      Loans.................................................11
      Loan Interest.........................................12
      Surrender Value.......................................13
      Partial Withdrawal....................................13

7.  DEATH BENEFITS..........................................14
      Death Benefit Option 1................................14
      Death Benefit Option 2................................14
      Death Benefit Following Younger
       Insured's Age 100....................................15
      How to Change the Death
       Benefit Options......................................15
      Request for a Decrease in
       Face Amounts.........................................15
      Death Proceeds........................................15
      Interest on Death Proceeds............................16
      The Beneficiary.......................................16
      How to Change the Beneficiary.........................16

8.  MISCELLANEOUS PROVISIONS................................16
      Notices by Us.........................................16
      Deferment of Certain Payments.........................16
      Claims of Creditors...................................17
      Corrections...........................................17

9.  PAYMENT OPTIONS.........................................17
      Who May Elect Payment Options.........................17
      How to Elect a Payment Option.........................17
      Payment Options.......................................17
      1.  Payment in one sum................................18
      2.  Left to earn interest ............................18
      3.  Payments for a specified period...................18
      4.  Life annuity with specified
          period certain....................................18
      5.  Life annuity......................................19
      6.  Payments of a specified amount....................19
      7.  Joint survivorship annuity
          with a 10-year period certain.....................19
      Additional Interest...................................20

10. TABLES OF PAYMENT OPTION AMOUNTS........................20

D601

                          CONTRACT SUMMARY

ABOUT THIS SUMMARY        This summary briefly highlights some of the major
                          contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help you find specific provisions. Your contract is a legal contract between you and us. You should, therefore, READ YOUR CONTRACT CAREFULLY.

                          Check the Schedule Page of this contract to make sure it reflects the premium payment allocation requested. Please call your agent or us any time you have questions about your contract.

THE TYPE OF CONTRACT      This contract provides for payment of a 10-year
                          period certain variable monthly life annuity based on the value accumulated prior to the Maturity Date. The amount of each annuity payment will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period.
                          Other Annuity Payment Options are available.

PREMIUM PAYMENTS          The values that accumulate under this contract
ALLOCATED TO              prior to the Maturity Date are based on the
SUBACCOUNTS               premium payments made, the rates of interest
                          credited on any premium payments allocated to the Guaranteed Interest Account, and the investment experience of the Subaccounts within the Separate
                          Account on any premium payments allocated to the Subaccounts. Except for the Guaranteed Interest
                          Account which is part of our General Account, the Subaccounts are part of PHL Variable Insurance
                          Company's Variable Accumulation Separate Account
                          (VA Account) and have differing investment objectives as shown on the Schedule Page. We have the right to add additional Subaccounts of the Separate Account subject to approval by the Securities and Exchange Commission and, where required, the insurance supervisory official of the state where this contract is delivered.
                          Subject to the terms of this contract, you may transfer the Contract's Value between and among the various Subaccounts and Guaranteed Interest
                          Account.

                          The VA Account is a Separate Account established by our company under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of our General Account. The assets of the VA Account are owned solely by us and we are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that we may conduct.

D601

                          We use the assets of the VA Account to buy shares of the Fund(s) identified on the Schedule Page of this contract according to your most recent allocation instruction on file with us at our Variable Products Operations. The Fund(s) are registered under the 1940 Act as an open-end, diversified management investment company. The Fund(s) have separate Series that correspond to the Subaccounts of the VA Account. Assets of each Subaccount are invested in shares of the corresponding Fund Series.
















D601

                          This contract also contains a Guaranteed Interest Account to which premium payments may be allocated. The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of our General Account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided under the terms of this contract. We reserve the right to add other Guaranteed Interest Accounts subject to approval (as required by some states) by the insurance supervisory official of states where this contract is delivered.

WITHDRAWAL PRIVILEGE      Subject to the terms of this contract, the
                          Contract Value, less any applicable contingent deferred sales charge, may be withdrawn in whole or in part on or before the Maturity Date. After the Maturity Date, you may only withdraw from the remaining value under Variable Payment Options K or L, less any applicable contingent deferred sales charge.

OTHER BENEFITS            This contract provides for the payment of death
                          proceeds in the event of the death of either the Owner or the Annuitant prior to the Maturity
                          Date. The amount of the death proceeds will depend upon whether it is the Owner or the Annuitant whose death has occurred. The amount of the death proceeds is determined as described in
                          Part 9 of this Contract.











D601

                          PART 1: DEFINITIONS

YOU (YOUR)                The Owner of this contract.

WE (OUR, US)              PHL Variable Insurance Company

ACCUMULATION UNIT         A standard of measurement as described in Part 4,
                          used to determine the value of a Contract and its interest in the Subaccounts prior to the Maturity
                          Date and for amounts held under Payment Option L.

ACCUMULATION UNIT         On the first Valuation Date selected by us, we
VALUE                     set all Accumulation Unit Values of each
                          Subaccount of the Separate Account at 1.000000. The
                          Accumulation Unit Value on any subsequent Valuation
                          Date is determined by multiplying the Accumulation
                          Unit Value of the Subaccount on the immediately preceding Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period just ended.

ADJUSTED PREMIUM          Any premium to the Guaranteed Interest Account,
                          as adjusted to include any interest credited on and any contract charges or withdrawals deducted from such premium payment.

ANNUITANT                 On or prior to the Maturity Date, the term
                          "Annuitant" as used in this contract refers to the Primary Annuitant as shown on the Schedule
                          Page, while such Primary Annuitant is living, and then the Contingent Annuitant, if any, as designated on the written application for this contract or as later changed by you in writing, provided such Contingent Annuitant is living at the death of the Primary Annuitant. After the Maturity Date, the term "Annuitant" shall mean the Annuitant under this contract determined as of the Maturity Date.

ANNUITANT'S               The beneficiary entitled to receive payment of
BENEFICIARY               any amounts payable under this contract upon
                          death of the Annuitant.

ANNUITY                   A contract promising a periodic series of payments.

ANNUITY UNIT              A standard of measurement used to determine the
                          amount of each variable income payment made under the Variable Payment Options I, J, K, M and N.
                          The number of Annuity Units in each Subaccount with assets under the chosen option is equal to the portion of the first payment provided by that Subaccount divided by the Annuity Unit Value for that Subaccount on the first Payment Calculation
                          Date.

D601                                   12

ANNUITY UNIT VALUE        On the first Valuation Date selected by us, we
                          set all Annuity Unit Values in each Subaccount of the Separate Account at $1.000000. The Annuity
                          Unit Value on any subsequent Valuation Date is equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by
                          1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment Rate.

ASSIGNS Any person to whom you assign an interest in this contract if we have notice of the assignment in accordance with the provisions stated in Part 2.














D601                                   13

ASSUMED INVESTMENT        The Assumed Investment Rate is 4.5% per year. We
RATE                      use this rate to determine the first payment
                          under Variable Payment Annuity Options I, J, K, M and N. Future payment amounts under these options will depend on the relationship between the Assumed Investment Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit Value. The Assumed
                          Investment Rate is the annual investment return that will need to be earned by each Subaccount of the Separate Account for there to be no reduction in the amount of the monthly payments under these options.

CONTRACT ANNIVERSARY      The same date each year as the Contract Date.

CONTRACT DATE             The Contract Date shown on the Schedule Page. It
                          is the date from which contract years and anniversaries are measured.

CONTRACT VALUE            The sum of the values under a Contract of all
                          Accumulation Units held in the Subaccounts of the separate account and the value held in the Guaranteed
                          Interest Account.

CONTRACT YEAR             The first contract year is the one-year period
                          from the Contract Date. Following Contract Years run from one Contract Anniversary to the next.

FIXED PAYMENT             An annuity providing payments which do not vary
ANNUITY                   in amount after the first payment is made.

MATURITY DATE             The Maturity Date shown on the Schedule Page or
                          such changed Maturity Date as may result from death of the Primary Annuitant while a Contingent
                          Annuitant is living or as we may later agree in writing. The Maturity Date may not be earlier than the fifth Contract Anniversary, or later than the Contract Anniversary nearest the Annuitant's 95th birthday unless we agree otherwise. If a Contingent Annuitant becomes the Annuitant as the result of death of the Primary
                          Annuitant prior to the Maturity Date, unless you and we agree otherwise, the Maturity Date will change to the Contract Anniversary nearest the Contingent Annuitant's 95th birthday.




D601                                   14

NET INVESTMENT            The Net Investment Factor for each Subaccount of
FACTOR                    the Separate Account is determined by the
                          investment performance of the assets underlying
                          the Subaccount for the Valuation Period just
                          ended. The Net Investment Factor is equal to
                          1.000000 plus the applicable net investment rate
                          for the Valuation Period. The net investment rate
                          is determined by:

                          a.    taking the sum of the accrued net
                                investment income and capital gains and
                                losses, realized or unrealized, of the
                                Subaccount for the Valuation Period; and

                          b.    dividing the result of (a) by the
                                Subaccount's share of the Contract Value at the beginning of the Valuation Period; and

                          c.    for each calendar day in the Valuation
                                Period subtracting from the result of (a) divided by (b), an amount equal to the mortality and expense risk fee plus the daily administrative fee and any daily tax fee.

OWNER/ANNUITANT           An individual who is both the Owner and Annuitant
                          under the contract.


OWNER'S BENEFICIARY       The beneficiary entitled to receive payment of any
                          amounts payable under this contract upon death of the Owner.

PAYMENT CALCULATION       The date we calculate annuity payments under a
DATE                      Variable Payment Annuity Option. The first Payment
                          Calculation Date is the Valuation Date on or next following the Settlement Date unless we agree otherwise.

                          After the first Payment Calculation Date, we will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.

                          After the first Payment Calculation Date, you may not change the Payment Option you elected.

PREMIUM PAYMENT DATE      The Valuation Date on which a premium payment is
                          received at our Variable Products Operations unless it is received after the close of the New York Stock
                          Exchange, in which case it will be the next Valuation
                          Date.

SETTLEMENT DATE           The date contract proceeds are applied under a payment
                          annuity option. Unless we agree otherwise, for death benefits, the Settlement Date is the date that we receive a certified copy of the Annuitant's certificate of death; for proceeds payable on the Maturity Date, it is the Maturity Date; and for proceeds payable upon a surrender, it is the effective date of the surrender.

SUBACCOUNTS               The accounts within our Separate Account to which
                          assets under the contract may be allocated.

SURRENDER VALUE           Contract Value less any applicable contingent deferred
                          sales charge.

D601                                 15

VALUATION DATE            Every day the New York Stock Exchange is open for
                          trading and PHL Variable Insurance Company is open for business.

VALUATION PERIOD          The period in days beginning with the day following
                          the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE PAYMENT          An annuity where each payment will vary with the
ANNUITY                   investment experience of the Subaccounts within the
                          separate account.

VPO Our Variable Products Operations division. The address is shown on the cover page of this contract.

WRITTEN REQUEST           A request in writing in a form satisfactory to us
(AND WRITTEN NOTICE)      received by us at VPO.


                          PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE DATE        This contract will begin in effect on the Contract
                          Date provided the initial premium due is paid while the Annuitant is alive.

THE CONTRACT              This contract and the written application, a copy of
AND APPLICATION           which is attached to and made a part of this contract
                          is the entire contract between you and us. Any change in terms of this contract, to be in effect, must be signed by one of our executive officers and countersigned by our Registrar or one of our executive officers. This contract is issued at our Main
                          Administrative Office in Hartford, Connecticut. Any benefits payable under this contract are payable at VPO.

REQUIRED PROOF            We may require proof of the Annuitant's age before any
OF AGE AND SURVIVAL       annuity payments will begin. We also have the right to
                          require proof of the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR            If the age or sex of the Annuitant has been misstated,
MISSTATEMENT OF           any benefits payable will be adjusted to the amount
AGE OR SEX                that the Contract Value would have purchased based on
                          the Annuitant's correct age and sex. Any over payment(s) and under payment(s) made by us will be charged or credited against future payments to be made under the contract.

ASSIGNMENTS               We will not be considered to have notice of any
                          assignment of an interest in this contract until we receive the original or copy of the written assignment at VPO. In no event will we be responsible for its validity.

STATEMENT OF ACCOUNT      We will furnish you, at least annually, a statement of
                          the Contract Value of this contract in each of the Subaccounts. We will also provide you with a statement of the investments held by each Subaccount of the Separate Account. After the Maturity Date, we will provide you with an Annual Statement of Account
                          Activity.

D601                                   16

                          PART 3: RIGHTS OF OWNER

WHO IS THE OWNER          The Owner is the person named as Owner in the
                          application. The Owner may be the Annuitant, an employer, a trust or any other individual or entity specified in the application for the Contract.
                          However, under Contracts used with certain tax qualified plans, the Owner must be the Annuitant. A husband and wife may be designated as Joint Owners, and if such a Joint Owner dies, the other Joint Owner becomes the sole Owner of the Contract. If no Owner is named, the Annuitant will be the Owner.

WHAT ARE THE RIGHTS       You control this contract during the Annuitant's
OF THE OWNER              lifetime but not until the effective date. Unless you
                          and we agree otherwise, you may exercise all rights provided under this contract without the consent of anyone else. Your rights include the right to:

                          a. Receive any amounts payable under this contract during the Annuitant's lifetime.

                          b.    Change the Owner.

                          c. Change the premium payment amount and premium payment intervals. See Part 4.

                          d. Change the allocation schedule for premium payments. See Part 4.

                          e. Transfer Contract Values between and among the various Sub-accounts and the Guaranteed Interest Account. See Part 5.

                          f. Make withdrawals from the various Subaccounts and the Guaranteed Interest Account or fully surrender the contract for its Surrender Value. See Part 5.

                          g. Select a Payment Option for amounts payable upon a withdrawal or full surrender.

                          h. Select an alternative Payment Option to commence on the Maturity Date. See Part 8.

                          i.    Change the Owner's or Annuitant's Beneficiary.

                          j.    Assign, subject to the restrictions stated in
                                Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

                          k. Change the Contingent Annuitant any time prior to the death of the Primary Annuitant.

                          You may exercise these rights only while the Annuitant is alive. Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

D601                                   17

HOW TO CHANGE             To change the Owner you must submit a written request
THE OWNER                 satisfactory to us.

DESIGNATION OF            Prior to the death of the Annuitant, you may designate
CONTINGENT ANNUITANT      or change the Contingent Annuitant by notifying VPO in
                          writing with the name, date of birth, sex, Social
                          Security Number and address of the new Contingent
                          Annuitant.

                          If you are an Owner/Annuitant and your spouse is designated as your beneficiary under this Contract, your surviving spouse will automatically be designated as the Contingent Annuitant.


                          PART 4: PREMIUMS

PREMIUM                   The initial premium payment is due on the Contract
PAYMENT AMOUNTS           Date. The Annuitant must be alive when the initial
                          premium payment is made. Thereafter, the premium payment amount and intervals are as shown on the Schedule Page unless later changed as described below.
                          All premium payments are payable at VPO, except that the initial premium payment may be given to an authorized agent for forwarding to VPO. No benefit associated with any such premium payment will be provided until it is actually received by us at VPO.

                          You may vary the amount and premium payment intervals for subsequent premium payments, and additional premium payments may be made within the following limits:

                          a.    Each premium payment must at least equal $25.

                          b. No more than $1,000,000 in total premium payments may be paid on this contract, unless we agree otherwise.

                          c. The premium payment intervals may be unscheduled or changed to annual, semi- annual, quarterly, monthly, or any other arrangement agreed to by us.

                          d. Additional premium payments may only be made while an Annuitant is living, prior to the Maturity Date.

                          We reserve the right to waive the limits in a & b above.

PREMIUM                   The premium payment will be applied on its Premium
PAYMENT ALLOCATION        Payment Date to the various Subaccounts and the
                          Guaranteed Interest Account shown on the Schedule Page in accordance with your instructions.

                          You may change the allocation schedule with respect to subsequent or additional premium payments by written or telephone request. We reserve the right to waive the requirement of written notice.

D601                                   18

ACCUMULATION UNITS        The number of Accumulation Units credited to each
                          Subaccount of the Separate Account will be determined by dividing the premium payment applied to that Subaccount by the Accumulation Unit Value of that Subaccount on the Premium Payment Date. The amount deposited to the Guaranteed Interest Account will equal the amount of any premium payment applied on the Premium Payment Date.

ADDITIONAL SUBACCOUNTS    We have the right to add additional Subaccounts of the
                          Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority. We further reserve the right to add other Guaranteed Interest Accounts.

DEFERRED PREMIUM TAX      Depending upon state law, a premium tax may be
                          required based on the laws of the state of issue or the state in which the Owner resides when a premium payment is applied. The premium tax rate for the initial premium payment will be shown on the Schedule
                          Page. This rate may change for subsequent premium payments in accordance with State law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity
                          Date. At the time of reimbursement, we will deduct the tax proportionately from the Subaccounts and Guaranteed Interest Account based on their proportionate Contract Value. On partial withdrawals, we will deduct a pro-rata amount of the tax based upon the ratio of the amount withdrawn to the Contract
                          Value.


                          PART 5: TRANSFERS, WITHDRAWALS AND LAPSE

TRANSFERS AMONG           You may transfer all or a portion of the Contract
SUBACCOUNTS AND THE       Value of this contract among one or more of the
GUARANTEED INTEREST       Subaccounts and the Guaranteed Interest Account. You
ACCOUNT                   can make up to six transfers per contract year from
                          Subaccounts of the Separate Account and only one transfer per contract year from the Guaranteed
                          Interest Account unless the Systematic Transfer
                          Program is elected. We reserve the right to limit the number of transfers you may make. Under that program, funds may be transferred automatically among the Subaccounts on a monthly, quarterly, semi-annual or annual basis. Unless we agree otherwise the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. Except as otherwise provided under the Systematic Transfer Program, the amount that may be transferred from the Guaranteed Interest Account at any one-time cannot exceed the higher of $1000 or 25% of the value of the Guaranteed Interest Account.




D601                                   19

                          Transfers may be made by written or telephone request. The transfer charge if any, as of the Contract Date, is shown on the Schedule Page. Any such charge will be deducted from the Subaccounts or Guaranteed Interest Account from which the amounts are to be transferred in the same proportion as the amounts to be transferred to each Subaccount or Guaranteed Interest Account bear to the total amount transferred. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer. Any Accumulation Units held under a Subaccount of the Separate Account or Adjusted Premiums held under the Guaranteed Interest Account as the result of any transfer shall retain its original Premium Payment Date.

WITHDRAWALS AND FULL      You may withdraw in cash the Contract Value of this
SURRENDER                 contract, less any applicable deferred premium tax or
                          contingent deferred sales charge, in whole or in part any time prior to the Maturity Date or at any time for amounts held under Variable Payment Annuity Options K or L. Such withdrawals must be by written request in a form satisfactory to us and must include such tax withholding information as we may reasonably require.
                          The portion withdrawn from any Subaccount of the Separate Account will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. If as the result of a withdrawal, no Contract Value remains under this contract, the contract will be deemed fully surrendered and of no further value or effect. The
                          Contract Value of each Subaccount will be determined on the Valuation Date that coincides with the date of the withdrawal.

                          After the first Contract Year, and each Contract Year before the Maturity Date, an amount up to 10% of the Contract Value as of the end of the prior contract year may be withdrawn free of any contingent deferred sales charge. Any amount withdrawn during the first contract year or in excess of the 10% in subsequent contract years will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn:


D601                                   20

                Age in Complete Years from Payment
                 Date of Unit or Adjusted Premium            Contingent Deferred
                 Released to Effectuate Withdrawal               Sales Charge
                 ---------------------------------               ------------

                                 0                                    7%
                                 1                                    6%
                                 2                                    5%
                                 3                                    4%
                                 4                                    3%
                                 5                                    2%
                                 6                                    1%
                                 7 and over                           0%

                          In no event, however, will the total of all contingent deferred sales charges applied under this contract exceed 9% of the total premium payments paid on this contract.

                          You may elect to apply the amount withdrawn or surrendered to the various Payment Options described in Part 10.

LAPSE If on any Valuation Date the Contract Value of this contract becomes zero, the contract will immediately terminate and lapse without value unless any Contract Value has been applied under one of the Variable Payment Options. We will mail to you, at your most recent post office address on file with us at VPO, a written notice of lapse within 30 days after any such Valuation Date.

RULES AND LIMITATIONS     The Accumulation Units and Adjusted Premiums released
                          for transfer or withdrawal will be determined on a First-In, First-Out (FIFO) basis based on Premium
                          Payment Date. No withdrawals, or full surrender may be made after commencement of an annuity on the Maturity
                          Date except for any Contract Value remaining under Options K or L. Also, you may not transfer any assets under Option M, unless we agree otherwise.

DEFERRAL OF PAYMENT       With the exception of transfers from the Guaranteed
                          Interest Account, as described above under Transfers
                          Among Subaccounts and withdrawals from such Subaccount as described below, transfers, withdrawals, or a request for a full surrender will usually be processed within 7 days after we receive the written request at VPO. However, we may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

                          a. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                          b. when trading on the exchange is restricted by the Securities and Exchange Commission;

D601                                   21

                          c. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the Subaccounts of the Separate Account; or

                          d. when a governmental body having jurisdiction over the VA Account by order permits such suspension.

                          Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in (b) or (c) or (d) exist.

                          For withdrawals from the Guaranteed Interest Account, we may defer payment for up to six months from the date the request is received by us at VPO. If payment is delayed 30 days or more, we will add interest at an annual rate of 4 %.


                          PART 6: EXPENSE CHARGES

                          Charges to cover expenses incurred by us in the distribution and administration of this contract are made in the manner described below.

PREMIUM TAX               The premium tax, if any, as of the Contract Date, is
                          shown on the Schedule Page. This rate may change for subsequent premium payments in accordance with applicable State law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity Date. At the time of reimbursement, we will deduct the tax proportionately from the Subaccounts and Guaranteed Interest Account based on their proportionate Contract Value. On partial withdrawals, we will deduct a pro-rata amount of the tax based upon the ratio of the amount withdrawn to the Contract Value.

SURRENDER CHARGE          A charge to cover expenses incurred in the sale and
                          distribution of this contract is taken in the form of a contingent deferred sales charge as described in
                          Part 5 which is applied to any withdrawals or full surrender made within the seven-year period following the Premium Payment Date of the Accumulation Units or
                          Adjusted Premiums released to make such withdrawal or surrender.

TRANSFER CHARGE           A transfer charge as shown on the Schedule Page is
                          imposed on transfers.

D601                                   22

ANNUAL ADMINISTRATIVE     A portion of the administrative expense incurred by us
CHARGE                    is assessed in the form of an annual charge as shown
                          on the Schedule Page. We reserve the right to lower such charge. Such charge will be deducted at the end of each contract year from the total Contract Value with each Subaccount and Guaranteed Interest Account bearing a pro-rata share of such expense based on the proportionate Contract Value of each of the Subaccounts and Guaranteed Interest Account. By agreement with us, you may, instead, elect to pay this charge in cash.

                          If you elect Payment Options I, J, K, M or N, the Annual Administrative Charge after the Maturity Date will be deducted from each annuity payment in proportionately equal amounts.

MORTALITY AND EXPENSE     The mortality and expense risk fee is taken in the
RISK FEE                  form of a daily fee against each Subaccount of the
                          Separate Account in such amount as shown on the Schedule Page. We reserve the right to lower such fee.

DAILY TAX FEE             A daily tax fee, if any, is taken by us in the form of
                          a daily fee against each Subaccount of the Separate
                          Account in such amount as shown on the Schedule Page.

DAILY ADMINISTRATIVE FEE  A portion of the administrative expense incurred by us is assessed in the form of a daily fee against each Subaccount of the Separate Account as shown on the Schedule Page.


                          PART 7: DETERMINING THE CONTRACT AND
                                  ACCUMULATION UNIT VALUES

CREDITING OF SUBACCOUNT   When a premium payment is received by us, we will
UNITS AND PREMIUMS        apply it on the Premium Payment Date to credit
                          Accumulation Units to one or more Subaccounts of the Separate Account or to credit premiums to the Guaranteed Interest Account in accordance with the most recent allocation schedule on file with us. The number of Accumulation Units credited to each Subaccount will be determined by dividing the premium payment, applied to that Subaccount by the then current Accumulation Unit Value of that Subaccount.
                          The Accumulation Unit Value of each Subaccount on a
                          Valuation Date is determined at the end of that day.








D601                                   23

DETERMINATION OF THE      The value of a Subaccount of the Separate Account, at
CONTRACT VALUE            any time prior to the Maturity Date, is determined by
                          multiplying the total number of Accumulation Units under this contract for that Subaccount by the current
                          Accumulation Unit Value of that Subaccount. The
                          Contract Value for amounts held under Variable Payment
                          Annuity Option L is determined in the same manner. The value of the Guaranteed Interest Account equals the total value of the Adjusted Premiums. The total
                          Contract Value under this contract equals the sum of the values of each of the Subaccounts and the Adjusted
                          Premiums.

THE VALUATION OF          The values and benefits of the Guaranteed Interest
SUBACCOUNTS AND           Account are not less than those required by the laws
GUARANTEED INTEREST       of the state in which it is delivered.
ACCOUNT
                          The values of the assets in each Subaccount will be calculated in accordance with applicable law and accepted procedures.


                          PART 8: ANNUITY BENEFITS

                          Unless you elect an alternative Payment Option as described in Part 10 on or before the Maturity Date, the Contract Value less any premium tax due on the Maturity Date will automatically be applied to provide you a variable monthly life annuity with 10-year period certain based on the Annuitant's age and sex under Payment Option I as described in Part 10. Any annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's Beneficiary.

                          If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, we shall have the right to pay such amount to you in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

MATURITY DATE             The amount of the first monthly annuity payment for
GUARANTEED RATES          each $1,000 of Contract Value applied on the Maturity
                          Date to purchase a variable life annuity with 10-year period certain on the Annuitant's life under Payment
                          Option I as described in Part 10, will be no less than the rates shown below. However, if our current rates in effect for this contract on the Maturity Date are more favorable, we will use them.




D601                                   24

                          OPTION I -- VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

                                   AGE OF
                                    PAYEE          MALE         FEMALE
                                     40           $4.15         $4.02
                                     45            4.29          4.12
                                     50            4.40          4.27
                                     55            4.73          4.46
                                     60            5.05          4.71
                                     65            5.51          5.05
                                     70            6.08          5.52
                                     75            6.79          6.17
                                     80            7.65          6.99
                                     85            8.58          7.98


                          PART 9: DEATH BENEFITS

DEATH PROCEEDS            For deaths occurring prior to the Maturity Date, the
                          term death proceeds is defined as follows:

                          1. Upon the death of an Owner/Annuitant, (an individual who is both the Owner and the Annuitant under a contract), the death proceeds are equal to the same Death Benefit as described under number 2 below less any deferred premium tax.

                          2. Upon the death of an Annuitant who is not the Owner, the death proceeds are equal to the Death Benefit as described below less any deferred premium tax.

                          Prior to the Annuitant's Age 85, the Death Benefit is calculated as follows:

                                a.   Death occurring in the first 7 Contract
                                     Years - The greater of:

                                     i.   the sum of all premium payments made
                                          under the Contract less any prior
                                          partial withdrawals (see "Withdrawals
                                          and Full Surrenders" in Part 5); or

                                     ii.  the Contract Value next determined
                                          following receipt of a certified copy
                                          of the death certificate at VPO.

                                b.   Death occurring during Contract Years 8
                                     through 14 (and each 7 year period
                                     thereafter) - The greater of:

                                     i.   the death benefit that would have been
                                          payable at the end of the immediately
                                          preceding 7-year period, plus the sum
                                          of premium payments less any partial
                                          withdrawals made since such date; or


D601                                   25

                                     ii.  the Contract Value next determined
                                          following receipt of a certified copy
                                          of the death certificate at VPO.

                          After the Annuitant's age 85, the Death Benefit equals the Contract Value next determined following receipt of a certified copy of the death certificate at VPO.

                          3. Upon the death of an Owner who is not the Annuitant, the death proceeds are equal to the cash Surrender Value of the Contract, (Contract Value less any applicable contingent deferred sales charges and any deferred premium tax).

                          4. In the event of the election by the Owner's or Owner/Annuitant's beneficiary to defer payment of the death proceeds for a period of longer than one Contract Year, the death proceeds payable upon distribution shall be as calculated in accordance with the method defined under Death occurring in the first 7 Contract Years as described above.

                          The death proceeds due may be applied under any of the Payment Options described in Part 10 subject to the following limitations:

                                a. Options D, F and J are not available for death benefits;

                                b. Under Options A, E, G, H and K the period specified must be at least 5 years, but not beyond the life expectancy of such beneficiary.

DEATH BEFORE              1.    Death of an Owner/Annuitant (an individual who
MATURITY DATE                   is both the Owner and the Annuitant under the
                                contract):


                                If an Owner/Annuitant dies before the Maturity Date, upon receipt of due proof of death, the death proceeds will be paid to the Annuitant's Beneficiary except as follows:

                                - If the Owner/Annuitant's Beneficiary (i.e. Owner's Beneficiary) is the surviving spouse, within 60 days of our receipt of due proof of death, the surviving spouse may elect to continue the Contract as new Owner/Annuitant as if no death had occurred.

                          2.    Death of an Annuitant who is not the Owner:

                                If an Annuitant who is not the Owner dies before the Maturity Date, upon receipt of due proof of death, the death proceeds will be paid to the Annuitant's Beneficiary except as follows:

                                -    If there is a Contingent Annuitant, the
                                     Contract will continue with the Contingent
                                     Annuitant becoming the new Annuitant.


D601                                   26

                          We shall have the right to first require return of the contract to us so that we may amend it to reflect these changes.

                          3.    Death of an Owner who is not the Annuitant:

                                If an Owner who is not the Annuitant dies before the Maturity Date, upon receipt of due proof of death, we will pay the Owner's Beneficiary the death proceeds, except in the following instances:

                                a. If the Owner's surviving spouse is a Joint Owner, the Contract will continue with the surviving Joint Owner becoming the sole Owner.

                                b. If the Owner's Beneficiary is the surviving spouse, within 60 days of our receipt of due proof of death the surviving spouse may elect to continue the Contract as the new Owner as if no death had occurred.

DISTRIBUTION AT DEATH     If the Owner/Annuitant dies before the Maturity date
REQUIREMENTS              and there is no Contingent Annuitant, then the
                          Annuitant's Beneficiary must elect within 60 days of our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Owner/Annuitant. If there is a Contingent
                          Annuitant who is not the Owner/Annuitant's spouse, then the Owner/Annuitant's entire interest in this contract must be distributed within five years of the date of the Owner/Annuitant's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of such Owner's Beneficiary and the payments begin within one year after the Owner/Annuitant's death.

                          If the Annuitant who is not the Owner dies before the Maturity Date and there is no Contingent Annuitant, then the Annuitant's Beneficiary must elect within 60 days of our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant.

                          If the Owner who is not the Annuitant dies before the Maturity Date and the Owner's surviving spouse is not the Joint Owner or the Owner's Beneficiary, the Owner's entire interest in this Contract must be distributed within five years of the date of the Owner's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of the Owner's Beneficiary and the payments begin within one year after the Owner's death.


D601                                   27

DEATH ON OR AFTER         If either the Owner/Annuitant, Annuitant, or Owner
THE MATURITY DATE         dies on or after the Maturity Date, any remaining
                          income payments will be continued to the Annuitant's or Owner's Beneficiary respectively. Under Payment
                          Option M, the sum of the number of remaining Annuity
                          Units for each Subaccount multiplied by the current
                          Annuity Unit Value for that Subaccount will be paid to the Annuitant's or Owner's Beneficiary in a lump sum, (see "Option M - Unit Refund Variable Life Annuity" in
                          Part 10).

THE BENEFICIARY           The Annuitant's Beneficiary:
                          ---------------------------

                          The Annuitant's Beneficiary shall be as stated in the application for this Contract, unless later changed as provided under the terms of this contract. Any death benefit payable to the Annuitant's Beneficiary will be paid to the Owner or the Owner's estate if the Annuitant's Beneficiary is not living when such death benefit becomes payable.

                          The Owner's Beneficiary:
                          ------------------------

                          The Owner's Beneficiary shall be as stated in the application for this Contract, unless later changed as provided under this contract. Any death proceeds payable to the Owner's Beneficiary will be paid to the Owner's estate if the Owner's Beneficiary is not living when such death proceeds become payable.

                          In the case of the death of an Owner/Annuitant where conflicting Owner and Annuitant's Beneficiaries have been named, any death proceeds payable will be paid to the Annuitant's Beneficiary.

                          The naming of an Owner's or Annuitant's beneficiary by familial relationship (such as Mother, Father, etc.) shall be understood to be their relationship to the Owner or Annuitant making such designation.

WHAT ARE THE RIGHTS       1.    Receive the death proceeds payable under this
OF THE BENEFICIARY              contract; or

                          2.    Select a Payment Option for the death proceeds;
                                or

                          3. Transfer the amount of any deferred death proceeds between and among the various Subaccounts. See Part 5.

HOW TO CHANGE THE         At any time prior to the death of the last of the
BENEFICIARY               Annuitants under this contract, you may change the
                          Owner's Beneficiary or the Annuitant's Beneficiary.
                          The change must be made by written notice signed by you and filed with us at VPO. When we receive it, the change will be effective as of the date it was signed by you. However, the change will be subject to any payment made or actions taken by us before we received the notice at VPO.


D601                                   28

                          PART 10: PAYMENT OPTIONS

                          The election of a payment option must be in a written form satisfactory to us. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by us reflecting the terms of the payment option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. We further have the right to require that the amount applied on the settlement date to any payment option elected at least equal $2,000 and result in a monthly payment of at least $20. As regards the election of a payment option by the beneficiary of any death benefit payable under this contract, limited as described in
                          Part 9, the term "Annuitant" as used below shall refer to such beneficiary.

CALCULATION OF            The guaranteed annuity payment rates under the
FIXED ANNUITY             following options will be based on the Annuitant's age
PAYMENTS                  and sex, and will be no less favorable than the
                          following:

                          Under Options A, B, D, E and F rates are based on the a-49 Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3-3/8% for 5 and 10 year certain periods under Option A, for the 10 year certain period under Option F, and for Option E; an interest rate of 3-1/4% for the 20 year certain period under Options A and F; an interest rate of 3-1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.

                          If our rates in effect on the Settlement Date are more favorable, we will use those rates.

CALCULATION OF            Under the following options, all payments after the
VARIABLE ANNUITY          first payment will vary with the investment experience
PAYMENTS                  of the Subaccounts. Payments may be either higher or
                          lower than the first payment.

                          Under Options I, J, K, M and N, we determine the first payment by multiplying the amounts held under the selected option in each Subaccount of the Separate Account by the applicable option rate. The first payment equals the total of such amounts determined for each Subaccount. We determine future payments under these options by multiplying the number of Annuity Units in each Subaccount by the Annuity Unit Value for each Subaccount on the Payment Calculation Date. The payment will equal the sum of the amounts provided by each Subaccount.

                          Under Option L, we determine the amount of the annual distribution by dividing the amount of Contract Value held under this option on December 31 of the previous year by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

D601                                   29

                          Under Options I, J, M and N, the applicable option rate used to determine the first payment amount will not be less than the rate based on the 1983 Table A (1983 IAM) projected with Projection Scale G to the year 2040, and with continued projection thereafter, and on the Assumed Investment Rate. Under Option K, the rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

OPTION A -                A fixed payout annuity payable monthly while the
LIFE ANNUITY              Annuitant is living or, if later, the end of the
WITH SPECIFIED            specified period certain. The period certain may be
PERIOD CERTAIN            specified as 5, 10, or 20 years. The period certain
                          must be elected at the time this option is elected.

OPTION B -                A fixed payout annuity payable monthly while the
NON-REFUND                Annuitant is living and ending with the last Life
LIFE ANNUITY              payment due preceding the date of the Annuitant's
                          death.

OPTION D -                A fixed payout annuity payable monthly while the
JOINT AND SURVIVORSHIP    Annuitant and the designated Joint Annuitant are
LIFE ANNUITY              living, and continuing thereafter during the lifetime
                          of the survivor. The amount to be continued to the survivor is 100% of the joint annuity payment, as specified at the time this option is elected. The designated Joint Annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40. The adjusted age is the person's age on his or her birthday nearest the Settlement
                          Date.

OPTION E -                A fixed payout annuity payable monthly while the
INSTALLMENT REFUND        Annuitant is living or, if later, the date the annuity
LIFE ANNUITY              payments made under this option total an amount which
                          refunds the entire amount applied under this option.
                          If the Annuitant is not living when the final payment falls due, that payment will be limited to the amount which needs to be added to the payments already made to equal the entire amount applied under this option.

OPTION F -                A fixed payout annuity payable monthly while either
JOINT AND SURVIVORSHIP    the Annuitant or designated Joint Annuitant is living,
LIFE ANNUITY WITH         or if later, the end of 10 years. The designated Joint
10-YEAR PERIOD CERTAIN    Annuitant must be designated at the time this option
                          is elected and must have an adjusted age of at least
                          40 years. The adjusted age is the person's age on his or her birthday nearest the settlement date.

OPTION G -                Equal income installments for a specified period of
PAYMENTS FOR A            years are paid whether the payee lives or dies. The
SPECIFIED PERIOD          period certain specified must be in whole number of
                          years from 5 to 30.

OPTION H -                Equal income installments of a specified amount are
PAYMENTS OF A             paid until the principal sum remaining under this
SPECIFIED AMOUNT          option from the amount applied is less than the amount
                          of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

D601                                   30

OPTION I -                This option provides variable monthly payments that
VARIABLE LIFE ANNUITY     will continue during the lifetime of the Annuitant or
WITH 10-YEAR              for ten years, if longer. If the beneficiary of any
PERIOD CERTAIN            death benefits payable under this contract elects this
                          payment option, the term "Annuitant" as used in the preceding paragraph shall refer to such beneficiary and the period certain will equal 10 years, or the life expectancy of such beneficiary, if shorter.

OPTION J -                This option provides variable monthly payments while
JOINT SURVIVORSHIP        the Annuitant and the designated Joint Annuitant are
VARIABLE                  living. Payments will continue during the life of the
LIFE ANNUITY              survivor or until the end of 10 years if later. You
WITH 10-YEAR              must designate the Joint Annuitant at the time you
PERIOD CERTAIN            elect this option. the designated Joint Annuitant must
                          be at least age 40 on the birthday nearest the first
                          Payment Calculation Date. This option is not available for the payment of any death benefit under the Contract.

OPTION K -                This option provides variable monthly payments through
VARIABLE ANNUITY          the release of a fixed number of Annuity Units over a
FOR SPECIFIED PERIOD      specified period of time. Payment continues whether
                          the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30. However, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of remaining annuity units. Thus, the specified period will be reduced to the period that the remaining annuity units can provide.

OPTION L -                This option provides a variable income which is
VARIABLE LIFE             payable over the Annuitant's annually recalculated
EXPECTANCY ANNUITY        life expectancy or the annually recalculated life
                          expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value.
                          This will thus affect the amount of future payments.
                          Upon the death of the Annuitant (and Joint Annuitant, if there is a Joint Annuitant) the remaining Contract
                          Value will be paid in a lump sum to the Annuitant's beneficiary.

OPTION M -                This option provides variable monthly payments as long
UNIT REFUND               as the Annuitant lives. In the event of the death of
VARIABLE LIFE ANNUITY     the Annuitant, the income will stop and the
                          Annuitant's beneficiary will receive in a lump sum the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity
                          Units for each Subaccount multiplied by the current
                          Annuity Unit Value for that Subaccount. The number of remaining Annuity Units for each Subaccount of the Separate Account will be calculated as follows:

                          (1) the net amount in the Subaccount applied under this option on the first Payment Calculation Date divided by the corresponding Annuity Unit Value on that date minus

                          (2) the sum of the Annuity Units released from the Subaccount to make the payments under this option.

D601                                   31

OPTION N -                This option provides a variable monthly income for the
VARIABLE NON-             lifetime of the Annuitant. No income is payable after
REFUND LIFE ANNUITY       the death of the Annuitant.

OTHER OPTIONS             We may offer other payment options or alternative
                          versions of the options listed above.


                          PART 11: TABLE OF PAYMENT OPTION AMOUNTS

                          The tables that follow show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K M and N for each $1,000 applied. If our rates in effect at the Settlement Date are more favorable, we will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

                          The term "age" as used in the tables refers to the adjusted age. The adjusted age is defined as follows: the age of the annuitant on the annuitant's birthday nearest the effective date of the payment option elected.










D601                                   32

[logo]PHOENIX                                     PHL VARIABLE INSURANCE COMPANY
                                                  Main Administrative Office
                                                  100 Bright Meadow Boulevard
                                                  P.O. Box 1900
                                                  Enfield, CT 06083-1900



             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY
ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE
PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

D601